                                                                     EXHIBIT 4.8


                              CERTIFICATE OF TRUST
                                       OF
                           HOUSEHOLD CAPITAL TRUST IV


     This Certificate of Trust of Household Capital Trust IV (the "Trust"), dated February 25, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. "3801 et seq.).

     1. Name. The name of the business trust formed hereby is Household Capital Trust IV.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration.

     3. Counterparts. This Certificate may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                           WILMINGTON TRUST COMPANY
                                           as Trustee


                                           By:  Donald G. Mackelcan
                                           -------------------------------------
                                                Name: Donald G. Mackelcan
                                                Title:  Assistant Vice President



                                           /s/ Mark R. Burnstine
                                           -------------------------------------
                                           Mark R. Burnstine, as trustee


                                            /s/ Dennis J. Mickey
                                            ------------------------------------
                                            Dennis J. Mickey, as trustee